               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                           Form 8-K/A


               AMENDMENT TO APPLICATION OR REPORT
Filed Pursuant to Section 13 or 15(d) of The Securities Exchange
                           Act of 1934




                        Cedar Fair, L.P.
     (Exact name of Registrant as specified in its charter)

                         AMENDMENT NO. 1

The undersigned Registrant hereby amends the following items, financial statements, exhibits or other portions of its Current
Report on Form 8-K filed January 13, 1998 as set forth in the pages attached hereto:

          Item 7:   (a)
                    (b)

Pursuant to the requirements of The Securities Exchange Act of 1934, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned, hereunto duly authorized.

                                 Cedar Fair, L.P.
                                 (Registrant)

March 13, 1998                   /s/  Bruce A. Jackson
                                 Bruce A. Jackson
                                 Corporate Vice President -
                                  Finance and Chief Financial
                                  Officer


ITEM 7 - FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of Business Acquired
     (1)  Knott's Berry Farm

          Independent Auditors' Report

          Balance Sheets as of December 29, 1996 and
           December 31, 1995

          Statements of Earnings, Partners' Equity and Cash
           Flows for the three years ended December 29, 1996

          Notes to Financial Statements

     (2)  Knott's Berry Farm (unaudited)

          Balance  Sheet as of September 28, 1997 and
           September 29, 1996

          Statements of Earnings and Cash Flow for the nine months ended September 28, 1997 and September 29, 1996

          Notes to Financial Statements

(b)  Pro Forma Financial Information

          Cedar Fair, L.P. Pro Forma Condensed Consolidated
           Financial Information (unaudited)

          Pro Forma Condensed Consolidated Balance Sheet as of
           September 28, 1997

          Pro Forma Condensed  Consolidated  Statement of
           Operations for the year ended December 31, 1996

          Pro Forma Condensed Consolidated  Statement of
           Operations for the nine months ended September 28, 1997

          Notes  to  Pro Forma Condensed Consolidated  Financial
           Statements

(c)  Exhibits

          None

                       KNOTT'S BERRY FARM
                      FINANCIAL STATEMENTS
    FOR THE YEARS ENDED DECEMBER 29, 1996, DECEMBER 31, 1995
                      AND DECEMBER 25, 1994
                AND INDEPENDENT AUDITORS' REPORT

TABLE OF CONTENTS


                                                              Page

INDEPENDENT AUDITORS' REPORT                                    5

FINANCIAL STATEMENTS
  FOR THE YEARS ENDED DECEMBER 29, 1996,
  DECEMBER 31, 1995 AND DECEMBER 25, 1994:
Balance sheets                                                  6
Statements of earnings                                          7
Statements of partners' equity                                  8
Statements of cash flows                                        9
Notes to financial statements                                  10

INDEPENDENT AUDITORS' REPORT


The Partners
Knott's Berry Farm
Buena Park, California


We have audited the accompanying balance sheets of Knott's Berry Farm (the Partnership) as of December 29, 1996 and December 31, 1995, and the related statements of earnings, partners' equity and cash flows for each of the three years in the period ended December 29, 1996. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Knott's Berry Farm as of December 29, 1996 and December 31, 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 29, 1996 in conformity with generally accepted accounting principles.



DELOITTE & TOUCHE LLP


February 28, 1997

KNOTT'S BERRY FARM
BALANCE SHEETS
AS OF DECEMBER 29, 1996 AND DECEMBER 31, 1995
(In thousands)

                                                      1996          1995
ASSETS

  Cash                                             $     536     $     691
  Short-term investments, at cost which
    approximates market                                  -           3,002
  Investments, available for sale (Notes 1
    and 10)                                           75,094        60,294
  Accounts receivable, less allowance for bad
    debts of $51 (1996) and $36 (1995)                 2,441         2,110
  Receivable from affiliates (Note 3)                  4,769         3,671
  Inventories (Note 4)                                 3,721         4,321
  Prepaid expenses and other assets, net               1,547         1,493

  Property, plant and equipment:
    Land                                               1,990         2,447
    Buildings, equipment, entertainment
     attractions and other facilities                157,433       152,636
    Construction in progress                           4,938         2,125
                                                     164,361       157,208
  Less accumulated depreciation                     (104,799)     (103,268)
    Property, plant and equipment, net                59,562        53,940

                                                   $ 147,670     $ 129,522


See notes to financial statements.


KNOTT'S BERRY FARM
BALANCE SHEETS - LIABILITIES AND PARTNERS' EQUITY
AS OF DECEMBER 29, 1996 AND DECEMBER 31, 1995
(In thousands)

                                                      1996          1995
LIABILITIES AND PARTNERS' EQUITY

  Liabilities:
    Notes payable (Note 5 and 9)                  $   9,000     $    6,000
    Accounts payable and other accrued
      liabilities                                     9,392         11,482
    Accrued salaries, wages and benefits              3,706          5,517
    Accrued profit-sharing retirement plan
      (Note 6)                                        1,716          1,283
    Taxes payable, other than income taxes            1,605          1,863
    Loans payable to partners and their
      families (Note 7)                              53,455         51,208
    Commitments and contingencies (Note 8)              -              -

                                                     78,874         77,353

  Partners' equity (Notes 2 and 7):
    Capital                                             240            240
    Fair value of securities received in excess
      of basis in KBFFI                              31,271         31,271
    Unrealized holding gain                          27,094         12,294
    Undistributed net earnings                       10,191          8,364

                                                     68,796         52,169

                                                  $ 147,670      $ 129,522


See note to financial statements.

KNOTT'S BERRY FARM
STATEMENTS OF EARNINGS
FOR THE YEARS ENDED DECEMBER 29, 1996,
DECEMBER 31, 1995 AND DECEMBER 25, 1994
(In thousands)


                                            1996          1995          1994
REVENUES                                 $ 118,605     $ 113,217     $ 107,739
COST OF OPERATIONS                          85,128        81,239        77,362

EARNINGS FROM OPERATIONS                    33,477        31,978        30,377

OTHER (INCOME) EXPENSES:
  Advertising and selling                    8,515         8,352         9,031
  Administrative and general (Note 6)       12,753        13,517        13,531
  Royalty income                                (4)         (744)       (3,676)
  Interest, net (Note 7)                     3,738         4,433         3,721
    Total other expenses                    25,002        25,558        22,607

EARNINGS FROM CONTINUING OPERATIONS          8,475         6,420         7,770

DISCONTINUED OPERATIONS:
  Earnings (loss) from discontinued
   operations                                   -           (834)        2,217
  Gain on sale of KBFFI                         -          31,500           -

NET EARNINGS                             $   8,475      $  37,086    $   9,987



See notes to financial statements.

KNOTT'S BERRY FARM
STATEMENTS OF PARTNERS' EQUITY
FOR THE YEARS ENDED DECEMBER 29, 1996,
DECEMBER 31, 1995 AND DECEMBER 25, 1994
(In thousands)


                                                1996       1995       1994
BALANCE, beginning of year                   $ 52,169   $ 10,559   $  6,735

  Net earnings                                  8,475     37,086      9,987
  Unrealized holding gain                      14,800     12,294        -
  Transfers to partners' loans - related
    to year ended December 26, 1993               -          -       (6,163)
  Transfers to partners' loans - related
    to year ended December 25, 1994               -       (7,770)       -
  Transfers to partners' loans - related
    to year ended December 31, 1995            (6,648)       -          -

BALANCE, end of year                         $ 68,796   $ 52,169   $ 10,559




See notes to financial statements.


KNOTT'S BERRY FARM
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 29, 1996,
DECEMBER 31, 1995 AND DECEMBER 25, 1994 (Continued)
(In thousands)

                                             1996        1995        1994
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net earnings                            $   8,475   $  37,086   $   9,987
  Adjustments to reconcile net earnings
   to net cash provided by operating
   activities:
   Depreciation and amortization              8,681       7,206       6,140
   (Gain) loss on sale of assets               (264)         24          72
   Gain on sale of KBFFI                        -       (31,500)        -
   Changes in:
     Accounts receivable                       (331)       (701)        283
     Receivable from affiliates              (1,098)       (300)     (1,547)
     Inventories                                600         358      (1,028)
     Prepaid expenses and other assets          (54)        897        (727)
     Accounts payable and other accrued      (2,090)       (773)      3,517
       liabilities
     Accrued salaries, wages and benefits    (1,811)       (329)       (701)
     Accrued profit-sharing retirement plan     433        (629)        725
     Taxes payable, other than income taxes    (258)        382         414
     Net assets of KBFFI                         -          834      (2,217)
       Net cash provided by operating
         activities                          12,283      12,555      14,918

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures                      (14,864)    (15,822)    (13,389)
  Proceeds from the sale of fixed assets        825           5           6
  Receivable from KBFFI                         -         6,115      (4,891)
  Proceeds from the sale of KBFFI               -           229         -
       Net cash used in investing
         activities                         (14,039)     (9,473)    (18,274)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Additions to loans payable to partners
    and their families                       14,681      15,629      14,154
  Repayment of loans payable to partners
    and their families                      (19,082)    (21,053)    (15,218)
  Borrowings on notes payable                13,200      10,492         508
  Repayment of notes payable                (10,200)     (5,000)        -
       Net cash (used in) provided by
         financing activities                (1,401)         68        (556)

NET (DECREASE) INCREASE IN CASH AND
SHORT-TERM INVESTMENTS                       (3,157)      3,150      (3,912)

CASH AND SHORT-TERM INVESTMENTS,
  beginning of year                           3,693         543       4,455

CASH AND SHORT-TERM INVESTMENTS,
  end of year                              $    536    $  3,693     $   543

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION - Cash paid during the year
  for interest, exclusive of interest
  paid on partner loans (Note 7) and
  capitalized interest of $64 (1996)       $    870    $    619     $   389

SUPPLEMENTAL SCHEDULE OF NONCASH FINANCING ACTIVITIES:
Partners' loans include transfers of earnings from partners' equity of $6,648, $7,770 and $6,163 related to the years ended
December 31, 1995, December 25, 1994 and December 26, 1993, respectively.

Unrealized gains on available for sale investments during the years ended December 29, 1996 and December 31, 1995 total $14,800 and $12,294, respectively.

During the year ended December 31, 1995, the common stock of KBFFI was sold in exchange for common shares of ConAgra (Note 2).


See notes to financial statements.

KNOTT'S BERRY FARM
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 29, 1996,
DECEMBER 31, 1995 AND DECEMBER 25, 1994

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Company Description - Knott's Berry Farm (the Partnership) is a California general partnership engaged in amusement park, dining and retail shopping operations primarily in Southern
    California.

    Certain of the partners have interests in retail operations which operate on the Partnership's premises under lease agreements with the Partnership. Rental income applicable to such leases approximated $309,000 in fiscal 1996, $322,000 in fiscal 1995 and $300,000 in fiscal 1994. The accounts of these related businesses are not included in the accompanying financial statements.

    The financial statements do not include any assets, liabilities, income or expenses attributable to the partners' individual activities.

    Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting years. Actual results could differ from those estimates.

    Investments - Effective December 26, 1994, the Partnership adopted Statement of Financial Accounting Standards (SFAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities. SFAS No. 115 requires the classification of investments in debt and equity securities into three categories: held to maturity, trading and available for sale. Investments, consisting primarily of corporate stocks, have been classified as available for sale securities and are reported at fair value, based on quoted market prices, in the accompanying balance sheets. Unrealized gains of approximately $27,094,000 and $12,294,000 are included as a separate component of partners' equity in the accompanying balance sheets at December 29, 1996 and December 31, 1995, respectively.

    Inventories - Inventories are stated at the lower of cost or market. Cost is determined under the last-in, first-out
    (LIFO) method for substantially all inventories of merchandise purchased for resale. The cost of remaining inventories is determined on the first-in, first-out (FIFO) method.

    Property, Plant and Equipment - Property, plant and equipment are stated at cost. The Company provides for depreciation primarily on accelerated methods over estimated useful lives ranging from four to 30 years; however, effective December 30, 1991, newly acquired fixed assets are depreciated on a straight-line basis.

    Significant improvements and betterments are capitalized, while maintenance and repairs are charged to operations as incurred.

    Lease Rentals - The Partnership has granted certain lease rights to various individuals and companies to operate amusement and merchandising activities on the Farm. The Partnership recognizes rental income ($1,798,000 in fiscal 1996, $1,787,000 in fiscal 1995 and $1,879,000 in fiscal
    1994) under these agreements as it is earned, based on a percentage of sales.

    Fiscal Year - The Partnership's fiscal year ends on the last
    Sunday in December.

    Short-term Investments - For purposes of the statements of cash flows, all highly-liquid debt instruments, classified as short-term investments, purchased with an original maturity of three months or less are considered cash equivalents and are presented in the balance sheets as short-term investments.

    Income Taxes - No provision has been made for federal, state and local income taxes of the Partnership, since such taxes are the responsibility of the individual partners.


2.  SALE OF KNOTT'S BERRY FARM FOODS, INC.

    Effective May 19, 1995, Knott's Berry Farm entered into an Agreement and Plan of Merger (the Agreement) with ConAgra, Inc. (ConAgra) to merge Knott's Berry Farm Foods, Inc. (KBFFI) with a wholly-owned subsidiary of ConAgra. Under the terms of the Agreement, Knott's Berry Farm received $229,000 in cash and common shares of ConAgra valued at $48,000,000 in exchange for all of the outstanding common shares of KBFFI. This transaction resulted in a gain of $31,500,000 to Knott's Berry Farm. The Partnership has recorded, as a separate component of partners' equity, the fair value of the ConAgra stock received ($48,000,000) in excess of its basis ($16,729,000) in KBFFI. The accompanying financial statements for the years ended December 31, 1995 and December 25, 1994 reflect KBFFI as a discontinued operation.

3.  RECEIVABLE FROM AFFILIATES

    The Partnership provides a line of credit, not to exceed $3,100,000, to Knott's Restaurant Group (KRG), a related entity, for the operation of three restaurants. The note receivable from KRG, including accrued interest, was $3,024,000 and $3,345,000 at December 29, 1996 and
    December 31, 1995, respectively. The Partnership also provides certain services to KRG and is reimbursed on a monthly basis. The amount receivable for these services was $5,000 at December 29, 1996 and $50,000 at December 31, 1995.
    In addition, at December 29, 1996, the Partnership had advanced approximately $595,000 to KRG as a short-term loan. All amounts receivable from KRG were repaid subsequent to December 29, 1996.

4.  INVENTORIES

    Inventories as of December 29, 1996 and December 31, 1995 are summarized as follows:

                                              1996          1995

       Merchandise purchased for resale    $2,902,000    $3,565,000
       Food and supplies                      819,000       756,000

                                           $3,721,000    $4,321,000

    The excess of current costs as determined on the FIFO basis over the LIFO basis was approximately $1,274,000 at December 29, 1996 and $1,302,000 at December 31, 1995.

5.  NOTES PAYABLE

    Outstanding borrowings under a revolving line of credit ($1,000,000 at December 29, 1996) bear interest at the bank's reference rate (8.25% at December 29, 1996). At December 29, 1996, the Partnership had outstanding standby and commercial letters of credit amounting to $459,000. Outstanding borrowings under unsecured term loans ($4,000,000 at December 29, 1996) bear interest at 7.85% pursuant to an interest rate swap agreement (Note 9). Additional outstanding borrowings under the unsecured term loans ($4,000,000 at December 29, 1996) bear interest at the offshore rate plus 1.75% (7.3125% at December 29, 1996). Borrowings under the unsecured term loans are due in installments equal to the lesser of the outstanding principal balance or $500,000 on the first day of each July, August, September and December, increasing to $750,000 on July 1, 1998.

    On January 30, 1997, the Partnership entered into a new credit facility with its bank which modified certain terms of its old credit facility and provides for a maximum
    $20,000,000 unsecured term loan and a $6,000,000 unsecured revolving line of credit. In addition, the new credit facility provides for standby and commercial letters of credit in the aggregate amount of $2,000,000. The credit facility contains certain restrictive covenants, among which are minimum levels of partner equity, as defined, and requirements to maintain certain finacial ratios. The revolving line of credit expires in April 1998.

    6.   PROFIT-SHARING RETIREMENT PLAN

    The Partnership has a trustee profit-sharing retirement plan (the Plan) for its employees, constituted as a 401(k) plan in conformity with the requirements of the Employee Retirement Income Security Act. Under the terms of the Plan, employees (participants) who have reached age 21 and completed one or more years of service are eligible to participate in the Plan. The Partnership's annual contribution to the Plan is based on a percentage of each participant's compensation (as defined), as determined by the Partnership's partners, and amounted to $1,611,000, $1,214,000 and $1,753,000 for the years ended December 29, 1996, December 31, 1995 and

    December 25, 1994, respectively. Participants have the right to make voluntary contributions to the Plan, and the Partnership matches 50% of such voluntary contributions. The Partnership's matching contributions amounted to $642,000, $607,000 and $686,000 for the years ended December 29, 1996, December 31, 1995 and December 25, 1994, respectively. Participants also have the right to defer all or a portion of cash bonuses (if any), contribute these amounts to the Plan and have the contribution matched by the Partnership. The Partnership's matching contributions amounted to $105,000, $69,000 and $82,000 for the years ended December 29, 1996, December 31, 1995 and December 25, 1994, respectively. Partnership contributions vest in 20% increments from the second through sixth years of employment. The Partnership is under no obligation to either continue the Plan or make future contributions.

    In addition, the Partnership maintains a nonqualified defined benefit retirement plan for one of its officers. The plan provides for retirement benefits based on years of service and compensation. The Partnership will fund the plan as benefits become due and payable.

    Components of the net defined benefit pension expense for the years ended December 29, 1996, December 31, 1995 and
    December 25, 1994 are as follows:


                                                   1996     1995      1994
      Present value of benefits earned during
       year                                     $  -      $ 13,117  $ 58,903
      Interest cost on projected benefit
       obligations                                70,300    74,387    60,172
      Net amortization and deferrals               -        23,631    35,446
      Amortization of prior service cost           -        24,226    36,340

      Total pension expense                     $ 70,300  $135,361  $190,861

    The funded status of the plan is shown below:

                                             1996        1995

      Actuarial present value of benfit
       obligations:
       Vested benefit obligations         $1,132,118  $1,029,409
       Accumulated benefit obligations     1,132,118   1,029,409

       Projected benefit obligations      $1,132,118  $1,029,409
       Unrecognized net gain                  (6,462)    (25,947)
       Additional liability recognized         6,462        -

         Pension liability                $1,132,118  $1,055,356

    The following assumptions were used to determine the annual pension expense and benefit obligations:

                                             1996    1995    1994
       Rate of increase in compensation
         levels                               5%      5%      5%
       Discount rate                          7%      7%      8%
       Long-term rate of return on assets     8%      8%      8%


7.  LOANS PAYABLE TO PARTNERS AND THEIR FAMILIES

    The agreements (as amended) covering the loans payable to partners include provisions that: the loans are payable three years from the date of the agreements; the loans are automatically renewed for an additional three years unless either party chooses to terminate; interest accrues at the prime rate, as determined at the beginning of each quarter, and is added to the loan balances quarterly; and allocated net income for any one fiscal year not withdrawn by January 1 of the following year is transferred to partners' loans. These provisions are also applicable to loans payable to members of partners' families.

    Interest expense related to the above loans payable to partners and loans payable to members of partners' families amounted to $4,493,000, $4,718,000 and $3,422,000 for the years ended December 29, 1996, December 31, 1995 and
    December 25, 1994, respectively.

8.  COMMITMENTS AND CONTINGENCIES

    Lease Commitments - The Partnership has an agreement with Knott's Placentia Partnership (KPP), a related entity, to lease land owned by the Partnership to KPP. Rental income under the agreement was approximately $253,000 for each of the years ended December 29, 1996, December 31, 1995 and December 25, 1994. The following is a schedule of future rental payments to be received under the ground lease:

                                          Ground
                                           lease
                                          income
      Fiscal year ending:
       1997                           $   253,000
       1998                               253,000
       1999                               253,000
       2000                               326,000
       2001                               379,000
       Thereafter                       1,294,000

                                      $ 2,758,000

    Self-insured Retention - The Partnership's insurance policies provide for partial self-insured retention of its general liability and workers' compensation policies. The Partnership is liable for claims up to a maximum of $30,000 per occurrence through October 31, 1993 and $50,000 per occurrence thereafter under its general liability coverage, and $200,000 per claim under its workers' compensation plan through October 31, 1995. The Partnership also participates in a self-insured California State Disability Insurance plan.

    Litigation - The Partnership is a party to legal actions arising in the ordinary course of business. In the opinion of management, the Partnership has adequate legal defenses with respect to these actions and does not believe that their ultimate outcome will materially affect the Partnership's operations or financial position.

    Guarantees - The Partnership is contingently liable under various arrangements which guarantee debt of related partnerships aggregating approximately $8,469,000 at
    December 29, 1996.

    Purchase Commitments - The Partnership has entered into various agreements to construct new entertainment attractions to be opened in 1997. Commitments under these agreements amounted to $9,813,000 at December 31, 1996.

9.  DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

    The Partnership has entered into an interest rate swap agreement to reduce the impact of changes in interest rates on its floating rate long-term debt. At December 29, 1996, the Partnership had outstanding an interest rate swap agreement with a commercial bank, having a total notional principal amount of $4,000,000. This agreement effectively changes the Partnership's interest rate exposure on its floating rate note due 1998 to a fixed rate of 7.85% per annum. The interest rate swap agreement matures December 1, 1998. The Partnership is exposed to credit-related losses in the event of nonperformance by the counterparty to the agreement. The counterparty is a major financial institution and management believes the risk of incurring losses related to credit risk is remote.

    The Partnership's balance sheets include the following financial instruments: cash, short-term investments, accounts receivable and accounts payable. The Partnership considers the carrying amounts in the financial statements to approximate fair value for these financial instruments because of the relatively short period of time between the origination of the instruments and their expected realization.

    The fair value of notes payable is estimated using discounted cash flow analyses at interest rates currently being offered for similar instruments to lenders/borrowers with comparable credit ratings. The fair values of derivative financial instruments generally reflect the estimated amounts that the Partnership would receive or pay to terminate the contracts at the reporting date, thereby taking into account the current unrealized gains or losses of open contracts. Independent broker or financial institution quotations are used in the estimates where available.

    The following table presents the notional amounts (where applicable), carrying amounts and estimated fair values of certain financial instruments held by the Company at December 29, 1996 and December 31, 1995.

                                                                 Estimated
                                       Notional     Carrying       fair
      1995                              amount       amount        value
      Assets:
        Long-term investments          $    -      $48,000,000   $60,294,000

      Liabilities:
        Notes payable                                6,000,000     6,000,000
      Swaps - Related derivatives -
        interest rate swaps             6,000,000        -           (86,000)

      1996

      Assets:
        Long-term investments                       48,000,000    75,094,000

      Liabilities:
        Notes payable                                9,000,000     9,000,000
      Swaps - Related derivatives -
        interest rate swaps             4,000,000         -          (19,000)

    The estimated fair value amounts have been determined by the Partnership using available market information and appropriate valuation methodologies. However, considerable judgment is required in developing estimates of fair values. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Partnership could realize in current market exchange. The use of different market assumptions or methodologies could affect the estimated fair value.


10. SUBSEQUENT EVENTS

    Subsequent to December 29, 1996, the Partnership sold a portion of available for sale investment securities with a carrying value of approximately $15,413,000. Net proceeds from the sales aggregated approximately $15,162,000, of which approximately 80% was distributed to the partners.

                       KNOTT'S BERRY FARM
                         BALANCE SHEETS
         AS OF SEPTEMBER 28, 1997 AND SEPTEMBER 29, 1996
                    (Unaudited, in thousands)


                                                 1997       1996
                  ASSETS
Current Assets:
Cash                                         $   471    $   487
Short-term investments                           -          501
Receivables                                    3,305      3,322
Receivables - affiliates                         738      3,329
Inventories                                    3,560      4,709
Prepaids and other assets                        977      1,314
                                               9,051     13,662

Land, buildings, rides and equipment, net     71,637     58,161

Investment in ConAgra                         15,638     60,294

Investment in affiliates                         182          2
                                             $96,508   $132,119

     LIABILITIES AND PARTNERS' EQUITY

Current Liabilities:
Accounts payable                             $ 3,231   $  3,554
Accrued liabilities                           13,354     15,501
Notes payable                                  8,575      3,137
                                              25,160     22,192

Notes payable - non-current                    4,500      6,500

Partner loans payable                         62,781     53,367

Partners' equity                               4,067     50,060
                                             $96,508   $132,119

See notes to financial statements for the nine months ended
September 28, 1997.

KNOTT'S BERRY FARMSTATEMENTS OF EARNINGSFOR THE NINE MONTHS ENDED
            SEPTEMBER 28, 1997 AND SEPTEMBER 29, 1996
                    (Unaudited, in thousands)



                                   1997         1996
Net revenues                     $ 90,096     $88,349
Costs and expenses                 77,293      74,150
Depreciation and amortization       7,774       6,657

Operating income                    5,029       7,542

Interest expense, net               4,510       4,049
Dividend income                       696       1,045
Gain on sale of ConAgra stock      11,728         -

Net income                       $ 12,943     $ 4,538



   See notes to financial statements for the nine months ended
                       September 28, 1997.


                       KNOTT'S BERRY FARM
                    STATEMENTS OF CASH FLOWS
 FOR THE NINE MONTHS ENDED SEPTEMBER 28, 1997 AND SEPTEMBER 29,
                              1996
                    (Unaudited, in thousands)



                                       1997        1996
CASH FLOWS FROM (FOR) OPERATING
 ACTIVITIES

Net income                            $12,943     $ 4,538
Adjustments to reconcile net income
to net cash from
operating activities
Depreciation and amortization           7,774       6,657
Gain on sale of ConAgra stock         (11,728)        -
Change in assets and liabilities:
 Decrease (increase) in accounts        3,167       (870)
  receivable
 Decrease (increase) in inventories       161       (388)
 Decrease in current and other            568        179
  assets
 Decrease in accounts payable          (6,161)    (7,928)
 Increase in other liabilities          6,327      6,838
Net cash from operating activities     13,051      9,026

CASH FLOWS FROM (FOR) INVESTING
 ACTIVITIES

Sale of ConAgra stock                  71,184        -
Capital expenditures                  (19,849)   (10,878)
Increase in investment in                (180)        (2)
 affiliates
Net cash from (for) investing          51,155    (10,880)
 activities

CASH FLOWS FROM (FOR) FINANCING
 ACTIVITIES

Increase in partner loans payable       9,326      2,159
Distributions to partners             (77,672)    (6,647)
Net borrowings of notes payable         4,075      3,637
Net cash (for) financing activities   (64,271)      (851)

Cash and short-term investments:
Net decrease for the period               (65)    (2,705)
Balance, beginning of period              536      3,693
Balance, end of period                 $  471    $   988




   See notes to financial statements for the nine months ended
                       September 28, 1997.

                       KNOTT'S BERRY FARM
                  NOTES TO FINANCIAL STATEMENTS
 FOR THE NINE MONTHS ENDED SEPTEMBER 28, 1997 AND SEPTEMBER 29, 1996
                           (Unaudited)


Knott's Berry Farm is a privately held partnership which owns and operates Knott's Berry Farm in Buena Park, California, a traditional family-oriented theme park which is open to the public year-round.

Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of the Registrant, all adjustments considered necessary for a fair presentation have been included. For further information, refer to the financial statements and footnotes thereto included elsewhere in this filing for the three years ended December 29, 1996.

Subsequent Event

On December 29, 1997, the Registrant acquired all of the partnership interests in Knott's Berry Farm. The initial transaction price, which is subject to adjustment under certain circumstances, consisted of 6,482,433 unregistered limited partnership units of the Registrant (valued at an average price of $24.2813, or $157.4 million in the aggregate) and the payment of $94.5 million in cash.

ITEM 7(b) PRO FORMA FINANCIAL INFORMATION

The pro forma condensed consolidated balance sheet (unaudited) as of September 28, 1997 and condensed consolidated statements of operations (unaudited) for the year ended December 31, 1996 and the nine months ended September 28, 1997 give effect to the acquisition of Knott's Berry Farm (Knott's) as if it had occurred on September 28, 1997 for the condensed consolidated balance sheet and January 1, 1996 and 1997, respectively, for the condensed consolidated statements of operations. The pro forma information is based on historical financial statements of the respective companies giving effect to the acquisition under the purchase method of accounting and the assumptions in the accompanying notes to the pro forma condensed consolidated financial statements.

The pro forma condensed consolidated financial statements have been prepared by the Registrant's management based upon Knott's audited financial statements for the twelve months ended December 29, 1996 and unaudited financial statements for the nine months ended September 28, 1997. The pro forma results have been prepared for comparative purposes only and do not purport to be indicative of what would have occurred had the acquisition been made at the beginning of the periods presented, or of results which may occur in the future. The pro forma condensed consolidated balance sheet and condensed consolidated statements of operations should be read in conjunction with the consolidated financial statements and notes thereto included in the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996.

                              CEDAR FAIR, L.P.
                                 PRO FORMA
                      CONDENSED CONSOLIDATED BALANCE SHEET
                            September 28, 1997
                         (Unaudited, in thousands)
                                                                     Pro
                                                                     Forma
                               Cedar      Knott's     Pro            Cedar
                               Fair       Berry      Froma           Fair,
                                L.P.      Farm     Adjustment        L.P.
          ASSETS
Current Assets:
Cash                          $  1,448   $   471   $    -         $  1,919
Receivables                     13,142     3,305        -           16,447
Receivables - affiliates          -          738      (738) (a)        -
Inventories                      4,738     3,560       800  (b)      9,098
Prepaids and other assets          931       977        -            1,908
                                20,259     9,051        62          29,372

Land, buildings, rides and     294,558    71,637   190,237  (c)    556,432
equipment, net

Investments                       -       15,820   (15,820) (a)        -

Intangibles, net                10,559       -         -            10,559
                              $325,376  $ 96,508  $174,479        $596,363

LIABILITIES AND PARTNERS' EQUITY

Current Liabilities:
Accounts payable              $  7,171  $  3,231  $    -          $ 10,402
Distribution payable to         14,768       -         -            14,768
 partners
Accrued liabilities             25,595    13,354     2,500  (d)     41,449
Notes payable                      -       8,575    (8,575) (e)        -
                                47,534    25,160    (6,075)         66,619

Other Liabilities                8,598       -         -             8,598

Long-Term Debt:
 Revolving credit loans         11,800       -      94,500  (e)    106,300
 Term debt                      50,000     4,500    (4,500) (e)     50,000
                                61,800     4,500    90,000         156,300

Partner loans payable              -      62,781   (62,781) (e)        -

Redeemable Limited                 -         -      51,750  (f)     51,750
 Partnership Units

Partners' Equity:
 Special L.P. interests          5,290       -         -             5,290
 General partners                  552     4,067    (4,067) (f)        552
 Limited partners              201,602       -     105,652  (f)    307,254
                               207,444     4,067   101,585         313,096
                              $325,376  $ 96,508  $174,479        $596,363


             See explanation of letter references on page 27.

                               CEDAR FAIR, L.P.
                                 PRO FORMA
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     For the year ended December 31, 1996
                          (Unaudited, in thousands)

                                                                       Pro
                                 Cedar      Knott's       Pro         Forma
                                 Fair,       Berry       Forma        Cedar
                                  L.P.        Farm    Adjustments     Fair,
                                                                       L.P.

Net revenues                  $250,523    $118,605   $ 6,455  (g)   $375,583

Costs and expenses             150,330      97,711     3,804  (g)    251,845
Depreciation and                19,072       8,681     2,519  (h)     30,272
 amortization
                               169,402     106,392     6,323         282,117

Operating income                81,121      12,213       132          93,466
Interest expense, net            6,942       3,738     2,168  (i)     12,848

Net income                    $ 74,179    $  8,475   $(2,036)       $ 80,618

Weighted average limited
 partner units and equivalents
 outstanding - diluted          46,116                                52,599

Net income per limited        $   1.59                               $  1.53
 partner unit - diluted


             See explanation of letter references on page 27.

                             CEDAR FAIR, L.P.
                                 PRO FORMA
              CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
               For the nine months ended September 28, 1997
                         (Unaudited, in thousands)

                                                                        Pro
                                 Cedar      Knott's       Pro          Forma
                                 Fair,       Berry       Forma         Cedar
                                 L.P.        Farm     Adjustments      Fair,
                                                                       L.P.

Net revenues                 $ 255,441   $ 90,096   $  4,478  (g)   $ 350,015

Costs and expenses             147,142     77,293      2,526  (g)     226,961
Depreciation  and               20,718      7,774        601  (h)      29,093
 amortization
                               167,860     85,067      3,127          256,054

Operating income                87,581      5,029      1,351           93,961
Interest expense, net            6,177      3,814        630  (i)      10,621
Gain on sale of ConAgra            -       11,728    (11,728) (j)         -
 stock

Net income                    $ 81,404   $ 12,943   $(11,007)       $ 83,340

Weighted average limited
 partner units and equivalents
 outstanding - diluted          46,199                                52,681

Net income per limited        $   1.75                              $   1.57
 partner unit - diluted



             See explanation of letter references on page 27.


  CEDAR FAIR, L.P.NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                    FINANCIAL STATEMENTS
                         (unaudited)



(a) Elimination of certain assets not acquired by Registrant.

(b) Inventories of small related company acquired by Knott's subsequent to September 28, 1997.

(c) Purchase accounting adjustment for fair value of land, buildings, rides and equipment.

(d) Accrual of professional fees and expenses related to acquisition.

(e) Revolving credit borrowings by Registrant used for the repayment of Knott's liabilities at date of acquisition.

(f) To eliminate Knott's partners' equity and to record the market value of Registrant's units issued at date of acquisition.

(g)   Additional  revenues  and  expenses   from   retail
      operations and a management contract acquired by Knott's subsequent to September 28, 1997, which are not material.

(h) To adjust depreciation for the assets acquired as a result of (1) the adjustment of historical costs to fair values at date of acquisition, and (2) differences in depreciation methods and estimated useful lives of assets.

(i)   To  eliminate  dividend income  from  investment  in
      ConAgra   and  adjust  interest  expense  for   additional
      revolving credit borrowings used for the repayment of Knott's liabilities at date of acquisition.

(j) Elimination of income from transactions unrelated to assets acquired by Registrant.